Exhibit 99.1

Additional Information: Thomas A. Bessant, Jr. (817) 335-1100	For Immediate Release

CASH AMERICA ANNOUNCES NEW CHIEF EXECUTIVE OFFICER OF

ENOVA INTERNATIONAL, INC.

Fort Worth, Texas (January 30, 2013) — Cash America International, Inc. (NYSE: CSH) today announced that its Board of Directors has appointed David A. Fisher as Chief Executive Officer of its wholly-owned subsidiary, Enova International, Inc. (“Enova”). Enova operates Cash America’s e-commerce segment, which offers specialty financial services to consumers over the Internet in the United States and three foreign countries.

“We are fortunate to have someone of David Fisher’s caliber and experience join our company to lead our rapidly growing e-commerce business, as it continues to innovate and broaden its product set and geographies,” said Daniel R. Feehan, President and Chief Executive Officer of Cash America. “David has held senior management positions in several high-growth businesses, most recently as the chief executive of optionsXpress Holdings, Inc. – an online broker providing products and services for investor education, strategy evaluation and trade execution. During his tenure, David led optionsXpress to become one of the fastest growing online brokerage firms, oversaw several successful acquisitions and an initial public offering, managed through numerous changes in the regulatory environment for the business, and oversaw the ultimate sale of the business to The Charles Schwab Corporation.”

“David’s experience as the chief executive of optionsXpress, as well as his experience in a variety of senior roles with The Charles Schwab Corporation, Potbelly Sandwich Works and Prism Financial Corporation provide an excellent foundation for leading a complex, highly-regulated company in the financial services industry, such as Enova,” added Mr. Feehan. “Additionally, David’s participation on the Board of Directors of InnerWorkings, Inc., a leading provider of global print management and promotional solutions to corporate clients with operations in 44 countries, provides David with valuable insight on international operations. The Cash America Board of Directors believes that David will provide excellent leadership to allow Enova to capitalize on its opportunities at an important stage in Enova’s evolution.”

Commenting on his new role with Enova, Mr. Fisher said, “I am honored and excited to lead Enova. I believe in the ability of Enova to achieve its vision of closing the world’s credit gap by delivering innovative and important financial services to consumers to help them meet their everyday needs.”

In addition, Cash America announced that Timothy S. Ho will step down as Division President of Enova effective on March 29, 2013. “Speaking for the Board, we very much appreciate Tim’s efforts and contributions to Enova’s business,” said Mr. Feehan. “Since joining the company over 7 years ago, Tim has been instrumental in the growth of Enova and the development of its strategies and technological footprint – allowing Enova to deliver consumer finance products and services to consumers online, both domestically and internationally. Tim has agreed to stay on board for a brief transitional period to assist David in his assumption of the leadership of Enova.”

Prior to joining Enova, Mr. Fisher, 43, was Chief Executive Officer of optionsXpress from October 2007 until The Charles Schwab Corporation acquired the business in September 2011. Following the acquisition, Mr. Fisher served as President of optionsXpress until March 2012. Mr. Fisher also served as either the President or as the Chief Financial Officer of optionsXpress from August 2004 to October 2007. Prior to joining optionsXpress, Mr. Fisher served as Chief Financial Officer of Potbelly Sandwich Works and before that as Chief Financial Officer of Prism Financial Corporation. In addition, Mr. Fisher has served on the Board of Directors of InnerWorkings, Inc. (NASDAQ: INWK) since November 2011 and is on the Board of Directors of GrubHub, Inc., a venture-backed company that provides mobile applications to enable consumers to order restaurant meals for delivery. Mr. Fisher also served on the Board of Directors of CBOE Holdings, Inc. (NASDAQ: CBOE), which is the holding company for the Chicago Board Options Exchange, from January 2007 until October 2011. Mr. Fisher received a bachelor’s degree in Finance from the University of Illinois at Champaign and a law degree from Northwestern University School of Law.

About the Company

As of December 31, 2012, Cash America International, Inc. (the “Company”) operated 969 total locations offering specialty financial services to consumers, which included the following:

•	831 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”

•	47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño” (previously operated under the name “Prenda Fácil”); and

•	91 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 15 states in the United States under the name “Mr. Payroll.”

Additionally, as of December 31, 2012, the Company offered consumer loans over the Internet to customers:

•	in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;

•	in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk;

•	in Australia at http://www.dollarsdirect.com.au; and

•	in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com http://www.enova.com http://www.cashnetusa.com http://www.netcredit.com http://www.cashlandloans.com http://www.quickquid.co.uk	http://www.poundstopocket.co.uk http://www.dollarsdirect.com.au http://www.dollarsdirect.ca http://www.goldpromise.com http://www.mrpayroll.com http://www.primaryinnovations.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; the reorganization of the Company’s Mexico-based pawn operations; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company’s services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold or a deterioration in economic conditions; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

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